U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2012

NB MANUFACTURING, INC.
(Name of Registrant as Specified in Its Charter)

Nevada	000-52678	20-0853320
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3410 W. Glendale, Suite D Phoenix, AZ 85051
(Address of principal executive offices)

(602) 246-9156
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 12, 2012, the Registrant, NB Manufacturing, Inc., a Nevada corporation (the "Company") entered into a Merger Agreement with Xhibit, LLC, a Nevada limited liability company ("Xhibit").  Xhibit, through its subsidiaries, SpyFire Interactive, LLC and Stacked Digital, LLC, is a full service online marketing and social media company providing targeted and measurable online advertising campaigns and lead generation programs for a broad base of advertiser and advertising agency customers.

        The contemplated Merger will take the form of a transaction, a so-called "reverse merger" in which NB Manufacturing Subsidiary, LLC, a Nevada limited liability company, that is a wholly owned subsidiary of the Company, will be merged into Xhibit, which will then be a wholly-owned subsidiary of the Company. The owners of Xhibit will receive shares of the Common Stock of the Company and will then own the majority of the outstanding capital stock of the Company. The Merger is intended by Xhibit to qualify as a non-taxable contribution of its assets and liabilities to the Company in exchange for stock of the Company pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Upon the consummation of the Merger, the present officer and director of the Company will resign and will be replaced by persons designated by Xhibit.

Completion of the Merger is subject to the satisfaction of the following principal conditions, all of which may be waived by the managing bodies of the Company and Xhibit, as applicable, if unmet:

•	Approval by the Xhibit Members of the Merger Agreement and the Merger;

•	Satisfaction by the Company and Xhibit of customary representations and warranties regarding accuracy of information delivered, capitalization, absence of litigation, and similar matters;

•	There shall be no litigation or proceeding pending or threatened to prevent the Merger;

•	Social Bounce, LLC shall be owned 100% by Xhibit;

•	The receipt by the Company of audited financial statements of Xhibit as of December 31, 2011;

•	Xhibit shall have made all cash distributions to its members as required by its Operating Agreement;

•	The Current Report on Form 8-K required following the closing of the Merger has been prepared, including the required financial statements;

•	The Company must have no more than 11,200,224 shares of common stock outstanding, no shares of preferred stock outstanding, and no derivative securities outstanding;

•	The Company must have no liabilities other than those incurred in the ordinary course of business as of the closing;

•	The Company and its officers and directors must be current on all required filings with the SEC;

•	The Company must have filed all required tax returns;

•	The Company shall have entered into employment agreements with certain of Xhibit's officers; and

•	Resignation of all the Company's and its subsidiary's officers and directors, effective as of the closing of the Merger.

The Merger shall become effective at the time that Xhibit and the Company's subsidiary file the Articles of Merger with the Secretary of State of the State of Nevada.

           The Merger Agreement may be terminated (i) by the parties by their  mutual written consent at any time prior to the filing of the Articles of Merger; (ii) if either party breaches any material representation, warranty, or covenant contained in the Merger Agreement and the breach is not cured within a period of 30 days; or (iii) if the Closing shall not have occurred on or before June 30, 2012, by reason of the failure of any conditions set forth above.

           If the Company completes the Merger with Xhibit, the Company will cease to be a "shell company" and will forthwith provide a more complete description of the business it will commence in a Current Report on Form 8-K that will contain all of the information required of a Registration Statement on Form 10 under the Securities Exchange Act of 1934.

ITEM 9.01         Financial Statements and Exhibits.

Exhibit 10                      Merger Agreement, dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2012	NB Manufacturing, Inc.

By: /s/ Derold L. Kelley
Derold L. Kelley, CEO